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                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                               CROSS COUNTRY, INC.


1.       MEETINGS OF STOCKHOLDERS.

                  1.1 Annual Meeting. The annual meeting of stockholders shall be held at such date, place and time as determined by the Board of Directors (the "Board").

                  1.2 Special Meetings. Special meetings of the stockholders may be called by resolution of the Board or the Chairman and shall be called by the President or Secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of at least 20% of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

                  1.3 Place and Time of Meetings. Meetings of the stockholders may be held in or outside Delaware at the place and time specified by the Board or the officers or stockholders requesting the meeting.

                  1.4 Notice of Meetings; Waiver of Notice. Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except when required
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under Section 1.5 below or by law. Each notice of a meeting shall be given, personally or by mail, not fewer than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

                  1.5 Quorum. At any meeting of stockholders, the presence in person or by proxy of the holders of no less than a majority in interest of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as Secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given, if the time and place are announced at the meeting at which the adjournment is taken, except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to Section 1.4.

                  1.6 Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation of the corporation or in these By-Laws, each stockholder of record shall be entitled to one vote, in person or by proxy, for each share registered in his name. Corporate action to be taken by


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stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by Section 1.8. Directors shall be elected in the manner provided in Section 2.1. Voting need not be by ballot, unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the Chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.

                  1.7 List of Stockholders. Not fewer than 10 days prior to the date of any meeting of stockholders, the Secretary, or other officer, of the Corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not fewer than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

                  1.8 Action by Consent Without a Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to


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authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice shall be given to those stockholders who did not consent in writing.

2.       BOARD OF DIRECTORS.

                  2.1 Number, Qualification, Election and Term of Directors. The business of the corporation shall be managed by the entire Board, which shall consist of such number of directors as shall be determined from time to time either by resolution of a majority of the Board or by the holders of a majority of the shares entitled to vote, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of Section 2.9 of these By-laws and Section 2 of that certain Amended and Restated Stockholders Agreement, dated August 23, 2001, (the "Stockholders Agreement") among the Company, the CEP Investors and the MS Investors (each as defined in the Stockholders Agreement) . As used in these By-Laws, the term "entire Board" means the total number of directors the corporation would have, if there were no vacancies on the Board.

                  2.2 Quorum and Manner of Acting. A majority of the entire Board shall constitute a quorum for the transaction of business at any meeting, except as provided in Section 2.10. Action of the Board shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present, without further notice or waiver of notice.


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                  2.3 Place of Meetings. Meetings of the Board may be held in or outside Delaware as determined by the Board from time to time.

                  2.4 Annual and Regular Meetings. Annual meetings of the Board, for the election of officers and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or (b) as soon as practicable after the annual meeting of stockholders, on notice as provided in Section 2.6. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

                  2.5 Special Meetings. Special meetings of the Board may be called by the Chairman, the Chief Executive Officer or by any two directors of the Board.

                  2.6 Notice of Meetings; Waiver of Notice. Notice of the time and place of each special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the


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meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

                  2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting, if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or the committee.

                  2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or any committee of the Board may participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                  2.9 Resignation and Removal of Directors. Any director may resign at any time by delivering his resignation in writing to the Chairman, President or Secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Subject to Section 2.2 of the Stockholders Agreement, any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.


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                  2.10 Vacancies. Any vacancy in the Board, including one
created by an increase in the number of directors, shall be filled by a vote of the stockholders or by a vote of the Board; subject to the provisions of the Stockholders Agreement.

                  2.11 Compensation. Directors shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director also may be paid for serving the corporation or its affiliates or subsidiaries in other capacities.

3.       COMMITTEES.

                  3.1 Executive Committee. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee of one or more directors, which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, Section 141(c) of the General Corporation Law of Delaware or any other applicable law. The members of the executive committee shall serve at the pleasure of the Board. All action of the executive committee shall be reported to the Board at its next meeting.

                  3.2 Other Committees. Subject to the express provisions of the Stockholders Agreement, the Board, by resolution adopted by a majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.


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                  3.3 Rules Applicable to Committees. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In case of the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member in accordance with the provisions of the Stockholders Agreement. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.       OFFICERS.

                  4.1 Number; Security. The officers of the corporation shall be the Chairman, the Chief Executive Officer, the President, the chief operating officer, the Chief Executive Officer, the Secretary and such other officers as may be appointed from time to time by the Board. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                  4.2 Election; Term of Office. The officers of the corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor.

                  4.3 Subordinate Officers. The Board may appoint subordinate officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for


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such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

                  4.4 Resignation and Removal of Officers. Any officer may resign at any time by delivering his resignation in writing to the Chairman, President or Secretary of the Corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee that appointed him or by the Chairman.

                  4.5 Vacancies. A vacancy in any office may be filled for the unexpired term in the manner prescribed in Sections 4.2 and 4.3 for election or appointment to the office.

                  4.6 The Chairman. The Chairman of the Board shall preside over all meetings of the Board at which he is present, and shall have such other powers and duties as chairmen of the boards of corporations usually have or the Board assigns to him.

                  4.7 The Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer of the corporation shall manage and direct the daily business and affairs of the corporation and shall communicate to the Board and any Committee thereof reports, proposals and recommendations for their respective consideration or action. He may do and perform all acts on


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behalf of the Corporation and shall preside at all meetings of the stockholders if present thereat, and in the absence of the Chairman of the Board of Directors have such powers and perform such duties as the Board or the Chairman may from time to time prescribe or as may be prescribed in these By-laws, and in the event of the absence, incapacity or inability to act of the Chairman, then the Chief Executive Officer shall perform the duties and exercise the powers of the Chairman.

                  4.8 President. The President shall have such powers and perform such duties as the Board or the Chairman may from time to time prescribe or as may be prescribed in these By-laws.

                  4.9 Chief Operating Officer. The chief operating officer shall have such powers and duties as the Board or the Chairman assigns to him.

                  4.10 Chief Financial Officer. The Chief Executive Officer of the corporation shall be the Treasurer and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the President assigns to him.

                  4.11 The Secretary. The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board and the stockholders, shall be responsible for giving notice of all meetings of stockholders and the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the President assigns to him. In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

5.       SHARES.


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                  5.1 Certificates. The corporation's shares shall be
represented by certificates in the form approved by the Board. Each certificate shall be signed by the Chairman, Chief Executive Officer, President or a vice president, and by the Secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  5.2 Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of capital stock, if any, share of the capital stock of the corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such stock properly endorsed and the payment of taxes due thereon.

                  5.3 The Board of Directors or any transfer agent of the Corporation may direct one or more new certificate(s) representing stock of the Corporation to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors)


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may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as the Board of Directors (or any transfer agent so authorized) shall direct to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificates, and such requirement may be general or confined to specific instances.

                  5.4 Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or fewer than 10 days before the date of the meeting or more than 60 days before any other action.

                  5.5 Regulations. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation.

6.       INDEMNIFICATION AND INSURANCE.

                  6.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative


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or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in
Section 6.2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in these By-laws shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon


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delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these By-laws or otherwise. The corporation may, by action of its Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  6.2 Right of Claimant to Bring Suit. If a claim under Section
6.1 is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met that standard of conduct, nor an actual determination by the corporation (including its Board, its independent counsel or its stockholders) that the claimant has not met that standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet that standard of conduct.


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                  6.3 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6 shall not be exclusive of any other right any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  6.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

                  6.5 Expenses as a Witness. To the extent any director, officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                  6.6 Indemnity Agreements. The Corporation may enter into agreement with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permitted by Delaware law.

7.       MISCELLANEOUS.


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                  7.1 Seal. The Board shall adopt a corporate seal, which shall be in the form of a circle and shall bear the Corporation's name and the year and state in which it was incorporated.

                  7.2 Fiscal Year. The Board may determine the Corporation's fiscal year. Until changed by the Board, the last day of the Corporation's fiscal year shall be December 31.

                  7.3 Voting of Shares in Other Corporations. Shares in other corporations held by the Corporation may be represented and voted by an officer of this Corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

                  7.4 Amendments. By-laws may be amended, repealed or adopted by a majority vote of the Board or the stockholders.


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